Exhibit 99.1

Contacts:
Media	Investors
Tom Fitzgerald	Mike Salop
720-332-4374	720-332-8276
tom.fitzgerald@westernunion.com	mike.salop@westernunion.com

Western Union Reports Estimated Third Quarter Business Trends

in Advance of September 30th Investor Day

Consumer-to-Consumer Transactions Increase 10%

Company Affirms 2010 Outlook

Englewood, Colo., September 29, 2010 – The Western Union Company (NYSE: WU) today reports preliminary revenue and transaction estimates for the 2010 third quarter. The Company will be hosting an Investor Day in New York on September 30.

“We have made good progress this year, and we continue to have solid transaction growth,” said Western Union President and CEO, Hikmet Ersek.

Ersek added, “I am pleased with our recent performance and strongly believe in the long-term opportunities to build on our strengths. We look forward to sharing with investors our strategies to grow core money transfer, expand electronic channels, further develop our portfolio of services, and improve productivity.”

All amounts included in this press release are estimated. Final third quarter results will be released after the market close on October 26, 2010.

Consolidated Results

The Company’s revenue increased 1%. Constant currency revenue increased 3%, or 1% excluding Custom House. The constant currency growth rate was consistent with the second quarter.

Consumer-to-Consumer Segment

The Company’s consumer-to-consumer revenue increased 1%, while constant currency revenue increased 3%. Transactions increased 10%. Constant currency revenue and transaction growth rates each improved approximately one percentage point compared to the second quarter.

The Company’s international transactions increased 7%, domestic money transfer transactions increased 35% and Mexico transactions increased 2%.

Global Business Payments Segment

The Company’s Global Business Payments revenue increased 4%. Excluding Custom House, revenue decreased 7%.

Outlook

The Company affirms its full year outlook provided on July 27, 2010.

Additional Statistics

Additional key statistics for the quarter and historical trends can be found in the supplemental table included with this press release.

All estimated amounts in this press release are subject to adjustment as a result of the normal quarterly close and review process.

Investor Day

The Company will hold an Investor Day meeting on September 30, 2010, in New York City, beginning at 9:00 am Eastern time. Webcast information can be found on the Investor Relations section of the company’s website, www.westernunion.com.

Non-GAAP Measures

Western Union presents a number of non-GAAP measurements because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods. These non-GAAP measurements include revenue change constant currency adjusted, revenue change constant currency adjusted excluding Custom House, consumer-to-consumer segment revenue change constant currency adjusted and Global Business Payments segment revenue change excluding Custom House.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the company’s web site at www.westernunion.com.

Currency

Constant currency results assume foreign revenues and expenses are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year. Constant currency results also assume any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the U.S. dollar, net of the effect of foreign currency hedges, would have been consistent with the prior year. Additionally, the measurement assumes the impact of fluctuations in foreign currency derivatives not designated as hedges and the portion of fair value that is excluded from the measure of effectiveness for those contracts designated as hedges is consistent with the prior year.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as “expects,” “intends,” “anticipates,” “believes,” “estimates,” “guides,” “provides guidance,” “provides outlook” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Readers of this press release by The Western Union Company (the “Company,” “Western Union,” “we,” “our” or “us”) should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the Risk Factors section and throughout the Annual Report on Form 10-K for the year ended December 31, 2009. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: changes in immigration laws, patterns and other factors related to migrants; our ability to adapt technology in response to changing industry and consumer needs or trends; our failure to develop and introduce new products, services and enhancements, and gain market acceptance of such products; the failure by us, our agents or subagents to comply with our business and technology standards and contract requirements or applicable laws and regulations, especially laws designed to prevent money laundering and terrorist financing, and/or changing regulatory or enforcement interpretations of those laws; failure to comply with the settlement agreement with the State of Arizona; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules promulgated there-under; changes in United States or foreign laws, rules and regulations including the Internal Revenue Code of 1986, as amended, and governmental or judicial interpretations thereof; changes in general economic conditions and economic conditions in the regions and industries in which we operate; adverse movements and volatility in capital markets and other events which affect our liquidity, the liquidity of our agents or clients, or the value of, or our ability to recover our investments or amounts payable to us; political conditions and related actions in the United States and abroad which may adversely affect our businesses and economic conditions as a whole; interruptions of United States government relations with countries in which we have or are implementing material agent contracts; our ability to resolve tax matters with the Internal Revenue Service and other tax authorities consistent with our reserves; mergers, acquisitions and integration of acquired businesses and technologies into our company, and the realization of anticipated financial benefits from these acquisitions; changes in, and failure to manage effectively exposure to, foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; failure to maintain sufficient amounts or types of regulatory capital to meet the changing requirements of our regulators worldwide; our ability to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place; failure to implement agent contracts according to schedule; deterioration in consumers’ and clients’ confidence in our business, or in money transfer providers generally; failure to manage credit and fraud risks presented by our agents, clients and consumers or non-performance by our banks, lenders, other financial services providers or insurers; any material breach of security of or interruptions in any of our systems; adverse rating actions by credit rating agencies; liabilities and unanticipated developments resulting from litigation and regulatory investigations and similar matters, including costs, expenses, settlements and judgments; failure to compete effectively in the money transfer industry with respect to global and niche or corridor money transfer providers, banks and other money transfer services providers, including telecommunications providers, card associations, card-based payment providers and electronic and internet providers; our ability to protect our brands and our other intellectual property rights; our failure to manage the potential both for patent protection and patent liability in the context of a rapidly developing legal framework for intellectual property protection; cessation of various services provided to us by third-party vendors; changes in industry standards affecting our business; changes in accounting standards, rules and interpretations; our ability to attract and retain qualified key employees and to manage our workforce successfully; significantly slower growth or declines in the money transfer market and other markets in which we operate; adverse consequences from our spin-off from First Data Corporation; decisions to downsize, sell or close units, or to transition operating activities from one location to another or to third parties, particularly transitions from the United States to other countries; decisions to change our business mix; catastrophic events; and management’s ability to identify and manage these and other risks.

About Western Union

The Western Union Company (NYSE: WU) is a leader in global payment services. Together with its Vigo, Orlandi Valuta, Pago Facil and Custom House branded payment services, Western Union provides consumers and businesses with fast, reliable and convenient ways to send and receive money around the world, as well as send payments and purchase money orders. The Western Union, Vigo and Orlandi Valuta branded services are offered through a combined network of approximately 430,000 agent locations in 200 countries and territories. In 2009, The Western Union Company completed 196 million consumer-to-consumer transactions worldwide, moving $71 billion of principal between consumers, and 415 million business payments. For more information, visit www.westernunion.com.

WU-F, WU-G

THE WESTERN UNION COMPANY

KEY STATISTICS

(year-over-year percentage change)

(unaudited)

	Notes*	3Q09	4Q09	FY2009	1Q10	2Q10	Estimated 3Q10
Consolidated Metrics
Consolidated revenue (GAAP)		(5)%	2%	(4)%	3%	2%	1%
Consolidated revenue (constant currency)	a	(2)%	(1)%	(1)%	1%	3%	3%
Consumer-to-Consumer Segment
Revenue (GAAP)		(5)%	2%	(4)%	3%	1%	1%
Revenue (constant currency)	b	(3)%	(2)%	(2)%	0%	2%	3%
Transactions		3%	5%	4%	8%	9%	10%
International transactions	f	6%	7%	8%	8%	7%	7%
Domestic transactions	g	(9)%	5%	(5)%	18%	28%	35%
Mexico transactions	h	(13)%	(12)%	(12)%	(3)%	5%	2%
Global Business Payments Segment
Revenue		(3)%	4%	(4)%	4%	9%	4%
Segment revenue excluding Custom House	c	(7)%	(9)%	(8)%	(10)%	(8)%	(7)%

*	See page 5 of the press release for the applicable Note references and the reconciliation of non-GAAP measures.

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(year-over-year percentage change)

(unaudited)

Western Union’s management believes the non-GAAP measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods.

A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures is included below.

All adjusted year-over-year changes were calculated using prior year reported amounts.

All amounts for third quarter 2010 have been estimated. Final third quarter results will be released after market close on October 26, 2010.

		3Q09	4Q09	FY2009	1Q10	2Q10	Estimated 3Q10
	Consolidated Metrics
(a)	Revenue change, as reported (GAAP)	(5)%	2%	(4)%	3%	2%	1%
	Foreign currency translation impact (d)	3%	(3)%	3%	(2)%	1%	2%

	Revenue change, constant currency adjusted	(2)%	(1)%	(1)%	1%	3%	3%
	Exclusion of Custom House revenues impact (e)	(1)%	(2)%	(1)%	(2)%	(2)%	(2)%

	Revenue change, constant currency adjusted, excluding Custom House	(3)%	(3)%	(2)%	(1)%	1%	1%

	Consumer-to-Consumer Segment
(b)	Revenue change, as reported (GAAP)	(5)%	2%	(4)%	3%	1%	1%
	Foreign currency translation impact (d)	2%	(4)%	2%	(3)%	1%	2%

	Revenue change, constant currency adjusted	(3)%	(2)%	(2)%	0%	2%	3%

	Global Business Payments Segment
(c)	Revenue change, as reported (GAAP)	(3)%	4%	(4)%	4%	9%	4%
	Exclusion of Custom House revenues impact (e)	(4)%	(13)%	(4)%	(14)%	(17)%	(11)%

	Revenue change, excluding Custom House	(7)%	(9)%	(8)%	(10)%	(8)%	(7)%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(year-over-year percentage change)

(unaudited)

Non-GAAP related notes:

(d)	Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate.

(e)	Represents the incremental impact from the acquisition of Custom House on Global Business Payments segment revenue.

Other notes:

(f)	Represents transactions between and within foreign countries (excluding Canada and Mexico), transactions originated in the United States or Canada and paid elsewhere, and transactions originated outside the United States or Canada and paid in the United States or Canada. Excludes all transactions between or within the United States and Canada and all transactions to and from Mexico as reflected below.

(g)	Represents all transactions between and within the United States and Canada.

(h)	Represents all transactions to and from Mexico.